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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-8 of our report dated February 13, 2004, relating to the financial statements of Maslonka & Associates, Inc. as of December 31, 2003 and December 31, 2002 and for the years ended December 31, 2003, 2002 and 2001, which appears in such Registration Statement No. 333-112375 on Form S-1 of InfraSource Services, Inc.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
May 19, 2004

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  Exhibit 23.4